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                                                                   Exhibit 10.14

                             AMENDMENT #4 TO LEASE
                             ---------------------

1.   Parties.
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     This Amendment, dated as of May 11, 2000, is between Andover Mills Realty
Limited Partnership ("Landlord") and CMGI, Inc., ("Tenant").

2.   Recitals.
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     2.1. Landlord and Tenant have entered into a Lease, dated as of April 12,
1999, for space in Brickstone Square in Andover, Massachusetts (as now or hereafter amended, the "Lease"). Unless otherwise defined, terms used in this Amendment have the same meanings as those used in the Lease.

     2.2 Landlord now intends to construct a parking garage at the Project (the "Garage"). Subject to the terms and conditions below, Tenant wishes to receive assigned parking spaces in the Garage in addition to the parking rights already granted to Tenant under the Lease.

     2.3 To accomplish this and other matters, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows, notwithstanding anything to the contrary:

3.   Amendments.
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     When and if Landlord delivers to Tenant a copy of a temporary or final
Certificate of Occupancy (or the equivalent) from the Town of Andover for the Garage and makes available for Tenant's use three hundred forty (340) legally useable assigned spaces in the Garage in which to park passenger vehicles in addition to the other parking rights granted to Tenant under the Lease, the base rent otherwise payable under the Lease will be deemed increased by Fifty-Nine Thousand Three Hundred Fifty-Eight Dollars ($59,358) per month, prorated for any partial month, beginning as of the date that useable Garage parking spaces first are made available for Tenant's use and continuing through and including March 2009. However, notwithstanding the foregoing, if less than three hundred forty
(340) legally useable Garage parking spaces initially are available for Tenant's use due to construction, permitting or approval delays, or for any other reason, the monthly increase in base rent will be proportionately reduced, based on the number of Garage parking spaces made available for Tenant's use, until the full three hundred forty (340) Garage parking spaces are made available for Tenant's use. (As a hypothetical example, if twenty (20) of the three hundred forty (340) Garage parking spaces initially are unavailable for Tenant's use due to a construction delay, the monthly base rent increase initially would be only Fifty-Five Thousand Eight Hundred Sixty-Six Dollars ($55,866), which amount would increase as and when additional Garage parking spaces are made available for Tenant's use.). The costs to construct the Garage (but not the costs of maintenance, repair and other Operating Costs for the Garage) will be excluded from the definition of "Operating Costs." Three hundred forty (340) Garage parking spaces will remain assigned to Tenant throughout the term of the Lease, including extensions thereof, at no additional cost to Tenant except as specifically provided herein.

44.  No Other Changes.
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     The Lease is in full force and effect, and except as set forth above the
Lease remains unchanged.

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     IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment #4 under seal as of the date first set forth above.

                                                  ANDOVER MILLS REALTY LIMITED PARTNERSHIP,
                                                  a Massachusetts limited partnership

                                                  By:  Brickstone Square Realty, Inc., a Massachusetts
WITNESS:                                               corporation, managing general partner

/s/ David Miller                                       By: /s/ John Kusmiersky
---------------------------------                          --------------------------------------------
Name Printed: David Miller                                   Name:  John Kusmiersky
                                                             Title: President
                                                             Authorized Signature

WITNESS:                                          CMGI, INC., a Delaware corporation

/s/ Christopher Umana                             By: /s/ William Williams II
---------------------------------                     -------------------------------------------------
Name Printed: Christopher Umana                       Name:  William Williams II
                                                      Title: Vice President and General Counsel
                                                      Authorized Signature

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